UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 3, 2010

JESUP & LAMONT, INC.
 (Exact name of Registrant as specified in its charter)

Florida	1-31292	56-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Fifth Avenue 3rd Floor New York, NY 10019
 (Address Of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code 800-356-2092

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

As of March 3, 2010, Jesup & Lamont, Inc. (the “Company”) entered into a lease with Fifth Avenue Building Company LLC (the “Lease”), pursuant to which the Company is leasing a total of approximately 14,486 square feet of office space in the building located at 623 Fifth Avenue, New York, New York (the “Premises”).  The term of the Lease begins on March 3, 2010 and expires on August 31, 2017, unless sooner terminated pursuant to the provisions of the Lease.  From March 3, 2010 through August 31, 2013, the base rent will be $941,590 per annum, payable $78,465.85 per month.  From September 1, 2010 until the end of the Lease term, the base rent will be $999,534 per annum, payable $83,294.50 per month.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by the Lease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01: Financial Statements and Exhibits

(d)           Exhibits:

10.1	Lease between the Company and Fifth Avenue Building Company LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Jesup & Lamont, Inc.

Dated: March 18, 2010	By:	/s/ Alan Weichselbaum
Alan Weichselbaum
Chief Executive Officer